As filed with the Securities and Exchange Commission on June 2, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VIQ SOLUTIONS INC.

(Exact name of Registrant as specified in its charter)

Not applicable
(Translation of Registrant’s name into English (if applicable))

Ontario, Canada	7370	Not applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

5915 Airport Road

Suite 700

Mississauga, Ontario L4V 1T1

Telephone: (905) 948-8266

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

Telephone: (202) 572-3111
(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:

Rajeev Dewan McMillan LLP Brookfield Place, Suite 4400 181 Bay Street Toronto, Ontario Canada M5J 2T3 (416) 865-7878	Sebastien Paré VIQ Solutions Inc. 5915 Airport Road, Suite 700 Mississauga, Ontario L4V 1T1 Canada Telephone: (905) 948-8266	Thomas M. Rose Shona Smith Troutman Pepper Hamilton Sanders LLP 401 9th Street, N.W., Suite 1000 Washington, DC 20004 United States Telephone: (757) 687-7715

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)

	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered (2) (3)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (4)	Amount of registration Fee
Common Shares (no par value)	—	—	—	—
Preferred Shares	—	—	—	—
Debt Securities	—	—	—	—
Subscription Receipts	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Total	US$ 225,000,000		US$ 225,000,000	US$ 24,548

(1)	Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed US$225,000,000.

(2)	There are being registered under this Registration Statement such indeterminate number of common shares (“Common Shares”), preferred shares (“Preferred Shares”), senior or subordinated secured or unsecured debt securities (“Debt Securities”) including Debt Securities convertible or exchangeable into other securities of the Corporation], subscription receipts (the “Subscription Receipts”), warrants to purchase Common Shares (the “Warrants”); and units comprised of one or more of the other securities described in this Registration Statement in any combination (the “Units”) (all of the foregoing, collectively, the “Securities”) or any combination thereof in one or more series or issuances up to an aggregate total offering price of up to US$225,000,000 during the 25 month period that the short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains effective. The proposed maximum offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities under this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in Canadian dollars. Any Securities registered under this Registration Statement may be sold separately or as Units with other Securities registered under this Registration Statement. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

(3)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the United States Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada, except Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This preliminary short form prospectus is a base shelf prospectus. This preliminary short form prospectus has been filed under legislation in each of the provinces of Canada, except Québec, that permits certain information about these securities to be determined after this prospectus has become final and that permit the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but is not yet effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from VIQ Solutions Inc. at 5915 Airport Road, Suite 700, Mississauga, Ontario, L4V 1T1, telephone, (905) 948-8266, and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	June 2, 2021

VIQ Solutions Inc.

US$225,000,000

COMMON SHARES

PREFERRED SHARES

DEBT SECURITIES

SUBSCRIPTION RECEIPTS

WARRANTS

UNITS

VIQ Solutions Inc. (the “Corporation” or “VIQ”) may from time to time offer and issue the following securities: (i) common shares (“Common Shares”); (ii) preferred shares of any series (“Preferred Shares”); (iii) senior or subordinated secured or unsecured debt securities (collectively, “Debt Securities”), including Debt Securities convertible or exchangeable into other securities of the Corporation; (iv) subscription receipts (“Subscription Receipts”); (v) warrants (“Warrants”); and (vi) units comprised of one or more of the other Securities (as defined herein) (“Units”, and together with the Common Shares, Preferred Shares, Debt Securities, Subscription Receipts and Warrants, the “Securities”), having an aggregate offering price of up to US$225,000,000, during the 25 month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains valid. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

VIQ is permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States (the “MJDS”), to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is governed by the laws of Ontario, Canada, that some or all of its officers and directors are residents of a foreign country, that some or all of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of the assets of the Corporation and said persons may be located outside of the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement, if any, with respect to a particular offering of Securities.

The specific variable terms of any offering of Securities by the Corporation will be set out in the applicable Prospectus Supplement including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered and the offering price (or the manner of determination thereof if offered on a non-fixed price basis); (ii) in the case of the Preferred Shares, the designation of the particular series, aggregate principal amount, the number of Preferred Shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Corporation or the holder, any exchange or conversion terms and any other specific terms; (iii) in the case of the Debt Securities, the specific designation of the Debt Securities, whether such Debt Securities are senior or subordinated, whether such Debt Securities are secured or unsecured, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions and any other specific terms; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), the procedures for the exchange of Subscription Receipts for the applicable Securities, the currency or currency unit in which the Subscription Receipts are issued and any other specific terms; (v) in the case of Warrants, the designation, number and terms of the Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; and (vi) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units, the currency or currency unit in which the Units are issued and any other specific terms. A Prospectus Supplement may include other specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including, in the case of Securities other than the Debt Securities (the “Equity Securities”), sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 — Shelf Distributions (“NI 44-102”), including sales made directly on the Toronto Stock Exchange (the “TSX”) or other existing trading markets for such Equity Securities, and as set forth in an accompanying Prospectus Supplement. See “Plan of Distribution”.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The Corporation may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly subject to obtaining any required exemptive relief or through agents on a “best efforts” basis. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, if any, engaged by the Corporation in connection with the offering and sale of Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to us, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to us. See “Plan of Distribution”.

The outstanding Common Shares are listed on the TSX under the symbol “VQS” and also trade on the OTCQX® Best Market by OTC Markets Group (the “OTCQX”) under the symbol “VQSLF”. There is currently no market through which the Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units may be sold and purchasers may not be able to resell any Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors” below and the “Risk Factors” section of the applicable Prospectus Supplement.

In connection with any offering of the Securities, subject to applicable laws and other than an “at-the-market distribution”, the underwriters, dealers or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

No underwriter of the “at-the-market distribution” of Equity Securities, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Equity Securities or Equity Securities of the same class as the Equity Securities distributed under the this Prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the Equity Securities.

The Corporation’s head and registered offices are located at 5915 Airport Road, Suite 700, Mississauga, Ontario L4V 1T1.

The Securities are subject to certain risks. The risk factors included or incorporated by reference in this Prospectus should be carefully reviewed and considered by holders in connection with an acquisition of Securities. See “Notice to Readers – Forward-Looking Information” and “Risk Factors” in this Prospectus and in the AIF (as defined herein).

NOTICE TO READERS

About this Short Form Base Shelf Prospectus

We are an Ontario company that is a “reporting issuer” under Canadian securities laws in British Columbia, Alberta and Ontario. Upon issuance of a receipt for this short form base shelf prospectus, the Corporation will become a reporting issuer in each of the provinces of Canada other than Québec. Our Common Shares are traded in Canada on the TSX under the symbol “VQS”.

This Prospectus is a base shelf prospectus that we have filed with the securities commissions in each of the provinces of Canada expect for Québec in order to qualify the offering of the Securities described in this Prospectus in accordance with NI 44-102, and forms part of a registration statement on Form F-10 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (“SEC”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), under the MJDS. If and when the Registration Statement is declared effective under the U.S. Securities Act, the Corporation will be required to file reports with the SEC under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”).

Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total aggregate initial offering price of US$225,000,000. This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus we will provide a Prospectus Supplement that will contain specific information about the terms of that specific offering. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement. Each shelf prospectus supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the securities to which the shelf Prospectus Supplement pertains.

An investor should rely only on the information contained in this Prospectus (including the documents incorporated by reference herein) and is not entitled to rely on parts of the information contained in this Prospectus (including the documents incorporated by reference herein) to the exclusion of others. The Corporation has not authorized anyone to provide investors with additional or different information. The Corporation takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give readers of this Prospectus. Information contained on, or otherwise accessed through, the Corporation’s website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.

The Corporation is not offering to sell the Securities in any jurisdictions where the offer or sale of the Securities is not permitted. The information contained in this Prospectus (including the documents incorporated by reference herein) is accurate only as of the date of this Prospectus (or as of the date of the document incorporated by reference herein or as of the date as otherwise set out in the document incorporated by reference herein, as applicable), regardless of the time of delivery of this Prospectus or any of the Securities. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates. The Corporation does not undertake to update the information contained or incorporated by reference herein, except as required by applicable securities laws.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements.

The documents incorporated or deemed to be incorporated by reference herein contain meaningful and material information relating to the Corporation and readers of this Prospectus should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “VIQ” or the “Corporation”, refer to VIQ Solutions Inc. together with our subsidiaries on a consolidated basis.

Forward-Looking Information

This Prospectus contains certain “forward-looking information” and “forward-looking statements” within the meaning of applicable securities laws. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Corporation’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Corporation’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. The forward-looking information contained herein may include, but is not limited to, information relating to:

•	future distributions of the Corporation’s securities;

•	the size and growth of the Corporation’s customer base;

•	the methods by which the Corporation provides services to its clients;

•	anticipated acceleration of growth and demand for VIQ’s services and technologies;

•	anticipated acquisitions by the Corporation and expansion of the Corporation’s footprint;

•	the Corporation anticipating it will be able to satisfy its obligations as they become due during the next 12 months; and

•	the Corporation’s anticipated use of proceeds raised in connection with the offering of the Securities.

By identifying such information and statements in this manner, the Corporation is alerting the reader that such information and statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Corporation to be materially different from those expressed or implied by such information and statements.

An investment in securities of the Corporation is speculative and subject to a number of risks including, without limitation, the risks discussed under the heading “Risk Factors” on pages 12 to 20 of the Corporation’s annual information form dated April 30, 2021 (the “AIF”). Although the Corporation has attempted to identify important factors that could cause actual results to differ materially from those contained in the forward-looking information and forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.

In connection with the forward-looking information and forward-looking statements contained in this Prospectus, the Corporation has made certain assumptions, including, but not limited to:

•	the Corporation ability to successfully consolidate acquired businesses with the Corporation’s existing operations;

•	the Corporation ability to incorporate acquired technologies into its platform;

•	the Corporation ability to realize synergies with acquired businesses;

•	the customers of any acquired businesses remaining customers of the Corporation following the completion of an acquisition;

•	the Corporation continuing to operate in compliance with regulatory requirements;

•	the Corporation having sufficient working capital and, if necessary, being able to secure additional funding necessary for the continued operation and development of its business;

•	the Corporation’s ability to successfully execute its business plan;

•	the progress of the Corporation’s research and development efforts;

•	future levels of commercial sales made by the Corporation;

•	the Corporation’s ability to adequately manage its working capital requirements; and

•	key personnel continuing their employment with the Corporation and the Corporation being able to obtain and retain additional qualified personnel, as needed, in a timely and cost efficient manner.

Although the Corporation believes that the assumptions and factors used in preparing, and the expectations contained in, the forward- looking information and statements are reasonable, undue reliance should not be placed on such information and statements, and no assurance or guarantee can be given that such forward-looking information and statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information and statements. The forward-looking information and forward-looking statements contained in this Prospectus are made as of the date of this Prospectus. All subsequent written and oral forward-looking information and statements attributable to the Corporation or persons acting on its behalf is expressly qualified in its entirety by this notice.

A number of risks, uncertainties and other factors could cause actual results to differ materially from the results discussed in the forward-looking information, including the factors discussed in the section entitled “Risk Factors” in this Prospectus.

CURRENCY PRESENTATION AND FINANCIAL INFORMATION

Unless otherwise indicated, all references to monetary amounts in Prospectus are denominated in US dollars. The financial statements of the Corporation incorporated herein by reference are reported in US dollars and are prepared in accordance with International Financial Reporting Standards.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by the Corporation with Securities Commissions or similar authorities in Canada are available under the Corporation’s profile on SEDAR at www.sedar.com and are specifically incorporated by reference into this Prospectus:

(a)	the AIF;

(b)	the audited consolidated financial statements (the “Audited Financial Statements”) of the Corporation as at December 31, 2020 and 2019 together with the notes thereto and the reports of independent auditors thereon;

(c)	the management’s discussion and analysis (“MD&A”) of the Corporation for the years ended December 31, 2020 and 2019;

(d)	the interim financial statements of the Corporation as at and for the three months ended March 31, 2021 and 2020, together with the notes thereto (the “Interim Financial Statements”);

(e)	the MD&A of the Corporation for the three months ended March 31, 2021 and 2020; and

(f)	the management information circular of the Corporation dated March 23, 2021 distributed in connection with the annual and special meeting of shareholders of the Corporation to be held on April 29, 2021 (the “2021 Circular”), other than any statement contained in the 2021 Circular to the extent that any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein subsequently filed after the 2021 Circular modifies or supersedes such a statement contained in the 2021 Circular.

Any documents of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus, including those types of documents referred to above and press releases issued by the Corporation specifically referencing incorporation by reference into this Prospectus, if filed by the Corporation with the provincial securities commissions or similar authorities in Canada after the date of this Prospectus and before the expiry of this Prospectus, are deemed to be incorporated by reference in this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished by the Corporation to the SEC after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement (as defined below) of which this Prospectus forms a part (in the case of Form 6-K and Form 8-K, if and to the extent set forth therein). The Corporation may also incorporate other information filed with or furnished to the SEC under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), provided that information included in any report on Form 6-K or Form 8-K shall be so deemed to be incorporated by reference only if and to the extent expressly provided in such Form 6-K or Form 8-K.

A Prospectus Supplement containing the specific terms of any offering of our Securities will be delivered to purchasers of our Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of our Securities to which that Prospectus Supplement pertains.

Documents referenced in any of the documents incorporated by reference in this Prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or in this Prospectus are not incorporated by reference in this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement hereto or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made.

When we file a new annual information form, audited consolidated financial statements and related management discussion and analysis with and, where required, they are accepted by, the applicable securities regulatory authorities during the time that this Prospectus is valid, the previous annual information form, the previous audited consolidated financial statements and related management discussion and analysis and all unaudited interim consolidated financial statements and related management discussion and analysis for such periods, all material change reports and any information circular and business acquisition report filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed to no longer be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon new interim financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the term of this Prospectus, all interim financial statements and accompanying management’s discussion and analysis filed prior to the filing of the new interim financial statements will be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement (as defined below) of which this Prospectus forms a part: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consent of KPMG LLP; (3) the consent of MNP LLP; and (4) powers of attorney from certain of the Corporation’s directors and officers. A copy of the form of any applicable warrant agreement or subscription receipt agreement will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

ADDITIONAL INFORMATION

The Corporation has filed or will file with the SEC a registration statement on Form F-10 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), with respect to the Securities. This Prospectus, which forms part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the Registration Statement”. For further information with respect to the Corporation and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in or incorporated by reference into this Prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time the Corporation sells Securities under the Registration Statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in the Prospectus included in the Registration Statement.

Following the effectiveness of the Registration Statement, the Corporation will be subject to the information reporting requirements of the U.S. Exchange Act in addition to the applicable Canadian requirements and, in accordance therewith, will file reports and other information with the SEC and with securities regulatory authorities in Canada. Under the MJDS, such reports and other information may generally be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Prospective investors may read and download any public document that the Corporation has filed with the securities commission or similar regulatory authority in each of the provinces of Canada on SEDAR at www.sedar.com. The reports and other information that will be filed and furnished by the Corporation with the SEC can be inspected on the SEC’s website at www.sec.gov. Unless specifically incorporated by reference herein, documents filed or furnished by the Corporation on SEDAR or EDGAR are neither incorporated in nor a part of this Prospectus.

THE CORPORATION

The Corporation was incorporated pursuant to the Business Corporations Act (Alberta), on November 10, 2004 under the name “VIQ Solutions Inc.”. VIQ was continued under the Business Corporations Act (Ontario), on April 14, 2017.

The Corporation’s head and registered offices are located at 5915 Airport Road, Suite 700, Mississauga, Ontario L4V 1T1.

The Corporation is a “reporting issuer” under Canadian securities laws in British Columbia, Alberta and Ontario. Upon issuance of a receipt for this short form base shelf prospectus, the Corporation will become a reporting issuer in each of the provinces of Canada other than Québec. Its Common Shares are listed on the TSX under the trading symbol “VQS” and also trade on the OTCQX under the symbol “VQSLF”.

SUMMARY DESCRIPTION OF THE CORPORATION’S BUSINESS

Summary Description of Business

VIQ delivers intelligent automation, enhanced with human review, to drive transformation in the way evidentiary content is captured, secured, and transformed into actionable information. This combination along with segment specific Artificial Intelligence learning makes VIQ as the leader best positioned to disrupt and gain rapid market share.

VIQ’s innovative technology platform is made of four core software products using cloud, artificial intelligence, mobility, and cybersecurity cloud driven workflow for capture, manage, share, and create digital evidence and very specific documentation. The Corporation is driving the transformation of the highly secured evidentiary data and transcription industry from 0% to 80% via AI-human editors’ collaboration using an innovative patented technology platform.

VIQ operates worldwide with a network of partners including security integrators, audio-video specialists, and hardware and data storage suppliers. The Corporation’s revenue is strategically segmented both by geographic and industry markets: 70% of the Corporation’s revenue is derived from the United States, 27% from Australia and a growing 3% from Europe, the Middle East, Africa and Canada.

VIQ serves a growing customer base across a variety of vertical and horizontal markets, the primary of which are as follows:

~~•~~	21% of revenue is in criminal justice;
•	29% in legal;
•	23% in insurance; and
•	27% media, corporate finance, government and medical.

VIQ delivers its products and services to clients primarily through a network of resellers and integrators, as well as through direct sales, offering a variety of deployment methodologies and business models to meet customer demand including software, software as a service or “SaaS” and managed services.

SHARE STRUCTURE

The authorized capital of the Corporation consists of an unlimited number of Common Shares. As of the date of this Prospectus, there were 24,893,638 Common Shares outstanding. The holders of Common Shares are entitled to one vote per Common Share at all meetings of the shareholders of the Corporation either in person or by proxy. The holders of Common Shares are also entitled to dividends, if and when declared by the directors of the Corporation, and the distribution of the residual assets of the Corporation in the event of a liquidation, dissolution or winding up of the Corporation.

All Common Shares rank equally as to all benefits which might accrue to the holders thereof, including the right to receive dividends, voting powers, and participation in assets and in all other respects, on liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other disposition of the assets of the Corporation among its shareholders for the purpose of winding up its affairs after the Corporation has paid out its liabilities. The Common Shares are not subject to any call or assessment rights, any pre-emptive rights, any conversion or any exchange rights. The Common Shares are not subject to any redemption, retraction, purchase for cancellation, surrender, sinking or purchase fund provisions. Additionally, the Common Shares are not subject to any provisions permitting or restricting the issuance of additional securities and any other material restrictions or any provisions requiring a securityholder to contribute additional capital to the Corporation.

CONSOLIDATED CAPITALIZATION

Since March 31, 2021, the date of the Interim Financial Statements, there have been no material changes to the Corporation’s share and loan capitalization on a consolidated basis. The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on our share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.

EARNINGS COVERAGE RATIOS

If, under this Prospectus and any applicable Prospectus Supplement, we offer Debt Securities having a term to maturity in excess of one year or Preferred Shares, the applicable Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Securities.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes (including funding ongoing operations and/or working capital requirements), to repay indebtedness outstanding from time to time, discretionary capital programs, the continued development of the Corporation’s products and services, potential future acquisitions, future growth opportunities, joint ventures and licensing arrangements and continued investment in sales infrastructure. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

Over the past two years the Corporation has increased its customer base by over 64% through organic growth from a customer base of 1,299 in 2018 to 2,126 at the end of 2020. Given VIQ’s growth, it up-listed to the TSX from the TSX Venture Exchange on January 21, 2021.

The core industries that support VIQ’s portfolio of services are experiencing disruption that will accelerate rapid growth and demand for both VIQ’s services and technologies. The foundation that VIQ has established is that its core technologies become a pipeline from which the VIQ will pass additional applications that will be delivered by both internal development, extensive ai partnership and M&A.  This expansion is in order to meet market demand as VIQ’s expected addressable market pivots from an expected 8B currently to over 32M globally. The ability to respond to current market conditions to meet demand from both internal customer and new customers will evolve the overall market positioning of VIQ to be the leader in the digitization of the recorded word.

The Corporation plans to use the net proceeds of sales of Securities to fund growth and expansion in its core market, the United States and to accelerate growth in the Australian market. In order to continue organic growth from its existing customer base and to onboard new strategic customers in various jurisdictions, the Corporation’s growth plan also contemplates moving towards recurring SaaS accounts, supporting acquisitions through lowest cost liquidity, and improving productivity by migrating clients onto VIQ’s NetScribe platform, powered by aiAssist. VIQ intends to continue growing and diversifying its global footprint and to pursue a strategy of driving organic revenue growth through stepped-up investments in infrastructure including AI sales, marketing, finance and operations. In addition, the Corporation will continue to acquire new clients, contracts and acquisitions.

At this time, the Corporation is involved in discussions and preliminary due diligence with a number of possible targets. Generally, the nature of the targets’ business is on four key segments, Insurance, Criminal Justice, Courts and Media.  These segments allow the Corporation to integrate its core technologies to provide end to end workflow solutions that would drive improved security and the complexity around security, improved efficiency and improved functionality to our customers.  With this, it would also provide the Corporation with improved competitive advantage and overall margin gain.  Each of these segments are tied to “domestic” requirements due to country specific data sovereignty laws prohibiting “offshore” labor”.   The Corporation’s M&A targets will provide for both geographic expansion as well as technological advancements to accelerate Company growth.

M&A targets will become larger in size as the Corporation is prepared to acquire larger entities to expand its solutions portfolios.  These new and larger targets will provide require more complex economic structure tied less to variable compensation due to the competitive nature of the current market and the overall health and size of the companies that the Corporation is targeting. As of the date hereof, the Corporation does not currently anticipate that any of the foregoing proposed acquisitions, if completed, would constitute a significant acquisition for the purposes of Part 8 of National Instrument 51-102 – Continuous Disclosure Obligations. There is no assurance any of these transactions will be completed.

The Corporation is positioned for aggressive organic and inorganic growth in all major business regions of the world.  Organically, to compete the Corporation must accelerate both its technology and infrastructure.  This requires building presence throughout Africa, Europe and the UK to provide secure solutions that meet the requirements of the local data protection regulations.  This also requires that the Corporation invest in technologies that allow its AI to comprehensively utilize the content that the Corporation has captured in order to build incremental solutions to our portfolios.  These solutions require the next level of build out in the Corporation’s development from the perspective of complexity and resource.

The above-noted allocation represents the Corporation’s intention with respect to its use of proceeds based on current knowledge and planning by management of the Corporation (excluding potential contingencies and any deficiencies). Actual expenditures may differ from the estimates set forth above. There may be circumstances where, for sound business reasons, a reallocation may be deemed prudent or necessary. Pending actual expenditures, the Corporation may invest the funds in short-term, investment grade, interest-bearing securities, in government securities or in bank accounts at the discretion of management. The Corporation cannot predict whether the proceeds invested will yield a favourable return. See “Risk Factors”.

Financial Condition

As of March 31, 2021, the Corporation had estimated working capital of approximately $14,039,847 comprised of: (i) $16,020,297 in cash; (ii) $5,717,315 in trade and other receivables; (iii) $58,732 in inventory; and (iv) $442,761 in prepaid expenses net of aggregate current liabilities of $8,199,258.

The Corporation anticipates that its cash flow from operations, current working capital and available cash resources will provide sufficient liquidity to support its ongoing business operations and satisfy its obligations as they become due during the 12 months following the date of this Prospectus. The Corporation will require external funding to support future accretive acquisitions, depending on the size and timing of such acquisitions.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

Common Shares

The following sets forth certain general terms and provisions of the Common Shares. The particular terms and provisions of the Common Shares offered pursuant to an accompanying Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Common Shares, will be described in the applicable Prospectus Supplement. The Common Shares may be sold separately or together with any Securities, or on conversion or exchange of any such Securities.

The holders of Common Shares are entitled to vote at all meetings of the shareholders of the Corporation either in person or by proxy. The holders of Common Shares are also entitled to dividends, if and when declared by the directors of the Corporation, and the distribution of the residual assets of the Corporation in the event a dissolution of the Corporation.

All Common Shares rank equally as to all benefits which might accrue to the holders thereof, including the right to receive dividends, voting powers, and participation in assets and in all other respects, on liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other disposition of the assets of the Corporation among its shareholders for the purpose of winding up its affairs after the Corporation has paid out its liabilities. The Common Shares are not subject to any call or assessment rights, any pre-emptive rights, any conversion or any exchange rights. The Common Shares are not subject to any redemption, retraction, purchase for cancellation, surrender, sinking or purchase fund provisions. Additionally, the Common Shares are not subject to any provisions permitting or restricting the issuance of additional securities and any other materials restrictions or any provisions requiring a securityholder to contribute additional capital to the Corporation.

Preferred Shares

The following sets forth certain general terms and provisions of the Preferred Shares. The particular terms and provisions of a series of Preferred Shares offered pursuant to an accompanying Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Preferred Shares, will be described in the applicable Prospectus Supplement. One or more series of Preferred Shares may be sold separately or together with any Securities under this Prospectus, or on conversion or exchange of any such Securities.

The Corporation is not currently authorized to issue Preferred Shares. Subject first to obtaining all necessary corporate, shareholder and regulatory approvals, it is proposed that the Preferred Shares will be issued from time to time in one or more series, and that the Corporation’s board of directors will be authorized to fix, before the issuance thereof, the number of Preferred Shares of each series, the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series, including, without limitation, any voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms and conditions of redemption or purchase, any conversion rights, and any rights on the liquidation, dissolution or winding-up of the Corporation, any sinking fund or other provisions, the whole to be subject to the issuance of a certificate of amendment setting forth the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of the series.

The Preferred Shares of each series may, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares. If any amount of cumulative dividends (whether or not declared) or declared non-cumulative dividends or any amount payable on any such distribution of assets constituting a return of capital in respect of the Preferred Shares of any series is not paid in full, the Preferred Shares of such series shall participate rateably with the Preferred Shares of every other series in respect of all such dividends and amounts.

This section describes the general terms that will apply to any Preferred Shares being offered. The terms and provisions of any Preferred Shares offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of such terms. The particular terms of each issue of Preferred Shares that will be described in the related Prospectus Supplement will include, where applicable:

(a)	the offering price of the Preferred Shares;

(b)	the title and designation of number of shares of the series of Preferred Shares;

(c)	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from when dividends will begin to accumulate;

(d)	any conversion or exchange features or rights;

(e)	whether the Preferred Shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

(f)	any liquidation rights;

(g)	any sinking fund provisions;

(h)	any voting rights;

(i)	whether the Preferred Shares will be issued in fully registered or “book-entry only” form;

(j)	any other rights, privileges, restrictions and conditions attaching to the Preferred Shares; and

(k)	any other specific terms.

Debt Securities

The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to an accompanying Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in the applicable Prospectus Supplement. One or more series of Debt Securities may be sold separately or together with any Securities under this Prospectus, or on conversion or exchange of any such Securities. The Corporation’s ability to issue, redeem or repurchase Debt Securities is restricted by the Credit Agreement between the Corporation and Crown Capital Partner Funding, LP (as amended, restated, supplemented, or otherwise modified from time to time the “Credit Facility”), dated as of November 28, 2018, as amended by the First Amendment to Credit Agreement, dated as of March 29, 2019, as further amended by the Second Amendment to Credit Agreement, dated as of April 30, 2019, and as further amended by the Third Amendment to Credit Agreement, dated January 31, 2020. See “Risk Factors”.

Priority & Security

Unless otherwise indicated in an applicable Prospectus Supplement, the Debt Securities will be direct secured or unsecured obligations of the Corporation. The Debt Securities will be senior or subordinated indebtedness of the Corporation as described in the applicable Prospectus Supplement. If the Debt Securities are unsecured senior indebtedness, they will (i) rank equally and rateably in right of payment with all other unsecured indebtedness of the Corporation from time to time issued and outstanding which is not subordinated to the Debt Securities, (ii) rank senior in right of payment to any and all indebtedness of the Corporation that is subordinated to the Debt Securities, and (iii) be effectively subordinated to all existing and future secured indebtedness of the Corporation to the extent of the assets securing such indebtedness. If the Debt Securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Corporation as described in the applicable Prospectus Supplement, and may rank equally and rateably with, or may be subordinated to other subordinated indebtedness of the Corporation from time to time issued and outstanding, all as described in the applicable Prospectus Supplement. The Corporation reserves the right to specify in a Prospectus Supplement whether a particular series of subordinated Debt Securities is subordinated to any other series of subordinated Debt Securities.

The board of directors of VIQ may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Terms of the Debt Securities

The Debt Securities may be issued under one or more indentures between the Corporation and a financial institution to which the Trust and Loan Companies Act (Canada) applies or a financial institution organized under the laws of any province of Canada and authorized to carry on business as a trustee and one or more other trustees or co-trustees. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against the Corporation if it defaults on its obligations under the indenture. Second, the trustee performs certain administrative duties for the Corporation. The aggregate principal amount of Debt Securities that may be issued under each indenture will be unlimited. A copy of the form of each indenture to be entered into in connection with offerings of Debt Securities will be filed with the securities regulatory authorities in Canada when it is entered into. A copy of any indenture or supplement thereto entered into by the Corporation will be filed with securities regulatory authorities and will be available on our SEDAR profile at www.sedar.com.

The Corporation may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these Securities at a discount below their stated principal amount. The Corporation may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, the Corporation will describe certain Canadian federal income tax consequences and other special considerations in the applicable Prospectus Supplement. No person will guarantee the Corporation’s obligation to pay principal, interest, if any, or any other amounts owing under any Debt Securities issued by the Corporation.

Selected provisions of the Debt Securities and the indenture(s) under which such Debt Securities will be issued are summarized below. This summary is not complete. The statements made in this Prospectus relating to any indenture and Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable indenture.

The indentures will not limit the amount of Debt Securities that we may issue thereunder. We may issue Debt Securities from time to time under an indenture in one or more series by entering into supplemental indentures or by our board of directors or a duly authorized committee authorizing the issuance. The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise indicated in the applicable Prospectus Supplement, we may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

The Prospectus Supplement for a particular series of Debt Securities will disclose the specific terms of such Debt Securities, including the price or prices at which the Debt Securities to be offered will be issued. The terms and provisions of any Debt Securities offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of such terms. In addition, to the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Debt Securities. Those terms may include some or all of the following:

(a)	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

(b)	the indenture under which such Debt Securities will be issued and the trustee(s) thereunder;

(c)	the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable;

(d)	whether such Debt Securities will be senior or subordinated and, if subordinated, the applicable subordination provisions;

(e)	whether such Debt Securities will be secured or unsecured;

(f)	the percentage of the principal amount at which such Debt Securities will be issued;

(g)	the date or dates when such Debt Securities will mature;

(h)	the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

(i)	the dates when any such interest will be payable and the record dates for such payments;

(j)	any redemption term or terms under which such Debt Securities may be defeased;

(k)	whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(l)	the place or places where principal, premium and interest will be payable;

(m)	any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of debt securities to be due and payable;

(n)	the securities exchange(s) on which such series of Debt Securities will be listed, if any;

(o)	any terms relating to the modification, amendment or waiver of any terms of such Debt Securities or the applicable indenture;

(p)	the designation and terms of any other Securities with which the Debt Securities will be offered, if any, and the principal amount of Debt Securities that will be offered with each Security;

(q)	governing law;

(r)	any limit upon the aggregate principal amount of the Debt Securities of such series that may be authenticated and delivered under the indenture;

(s)	if other than the Corporation or the trustee, the identity of each registrar and/or paying agent;

(t)	if the Debt Securities are issued as a Unit with another Security, the date on and after which the Debt Securities and other Security will be separately transferable;

(u)	if the Debt Securities are to be issued upon the exercise of Warrants, the time, manner and place for such Securities to be authenticated and delivered;

(v)	if the Debt Securities are to be convertible or exchangeable into other securities of the Corporation, the terms and procedures for the conversion or exchange of the Debt Securities into other securities; and

(w)	any other specific terms of the Debt Securities of such series, including any events of default or covenants.

Debt Securities, if issued in registered form, will be exchangeable for other Debt Securities of the same series and tenor, registered in the same name, for an equal aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the corporate trust office of the relevant trustee. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

Modifications

We may amend any indenture and the Debt Securities without the consent of the holders of the Debt Securities in certain circumstances including to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Debt Securities. A more detailed description of the amendment provisions will be included in the applicable Prospectus Supplement.

Subscription Receipts

Subscription Receipts may be offered separately or together with any Securities. Subscription Receipts will be issued under a subscription receipt agreement (a “Subscription Receipt Agreement”) that will be entered into between us and the escrow agent (the “Escrow Agent”) at the time of issuance of the Subscription Receipts. Each Escrow Agent will be a financial institution authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.

Terms of the Subscription Receipts

The applicable Prospectus Supplement will include details of the Subscription Receipt Agreement covering the Subscription Receipts being offered. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement and Subscription Receipt Agreement. A copy of the Subscription Receipt Agreement will be filed by us with securities regulatory authorities after it has been entered into by us and will be available on our SEDAR profile at www.sedar.com. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts.

Subscription Receipts will entitle the holder thereto to receive other Securities (typically Common Shares, Warrants or Debt Securities), for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by the Corporation. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an Escrow Agent or other agent pending the completion of the transaction or the termination time (the time when the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscriptions Receipts will receive other Securities upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon.

This section describes the general terms that will apply to any Subscription Receipts being offered and is not intended to be complete. The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of such terms. The particular terms of each issue of Subscription Receipts that will be described in the related Prospectus Supplement will include, where applicable:

(a)	the number of Subscription Receipts;

(b)	the price at which the Subscription Receipts will be offered;

(c)	conditions (the “Release Conditions”) for the exchange of Subscription Receipts into Securities, as the case may be, and the consequences of such conditions not being satisfied;

(d)	the procedures for the exchange of the Subscription Receipts into the applicable Securities;

(e)	the number of Securities to be exchanged for each Subscription Receipt;

(f)	procedures for the payment by the Escrow Agent to holders of such Subscription Receipts of an amount equal to all or a portion of the subscription price of their Subscription Receipts, plus any additional amounts provided for in the Subscription Receipt Agreement, if the Release Conditions are not satisfied;

(g)	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon, or collectively, the Escrowed Funds, pending satisfaction of the Release Conditions;

(h)	the dates or periods during which the Subscription Receipts may be exchanged into Securities;

(i)	the identity of the Escrow Agent;

(j)	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

(k)	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to us upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

(l)	the currency or currency unit for which Subscription Receipts may be purchased and the aggregate principal amount, currency or currencies, denominations and terms of the series of Securities that may be exchanged upon conversion of each Subscription Receipt;

(m)	the material income tax consequences of owning, holding and disposing of the Subscription Receipts;

(n)	the securities exchange(s) on which the Subscription Receipts will be listed, if any; and

(o)	any other material terms and conditions of the Subscription Receipts.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities to be received on the exchange of the Subscription Receipts. Subscription Receipts, if issued in registered form, will be exchangeable for other Subscription Receipts of the same tenor, at the office indicated in the Prospectus Supplement. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to us (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive payment of an amount equal to all or a portion of the subscription price for their Subscription Receipts, plus any additional amounts provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or by way of consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement. The Subscription Receipt Agreement will also specify that we may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Warrants

The following sets forth certain general terms and provisions of the Warrants. We may issue Warrants exercisable for the purchase of Common Shares, Debt Securities or other Securities. Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to, or separate from, any such offered Securities. Each series of Warrants will be issued under a warrant indenture or agreement between us and a warrant agent that we will name in the applicable Prospectus Supplement.

Terms of the Warrants

This summary of some of the provisions of the Warrants is not complete, the applicable Prospectus Supplement will include details of the warrant agreement(s) covering the Warrants being offered. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. A copy of the warrant agreement will be filed by us with securities regulatory authorities after it has been entered into by us and will be available on our SEDAR profile at www.sedar.com.

Warrants will entitle the holder thereof to receive other Securities (typically Common Shares or Debt Securities) upon the exercise thereof and payment of the applicable exercise price. A Warrant is typically exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable.

This section describes the general terms that will apply to any Warrants being offered. The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of such terms. The particular terms of each issue of Warrants that will be described in the related Prospectus Supplement will include, where applicable:

(a)	the designation of the Warrants;

(b)	the aggregate number of Warrants offered and the offering price;

(c)	the designation, number and terms of the Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

(d)	the exercise price of the Warrants;

(e)	the dates or periods during which the Warrants are exercisable;

(f)	the designation and terms of any securities with which the Warrants are issued;

(g)	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

(h)	if the Warrants are issued as a Unit with another Security, the date on and after when the Warrants and the other Security will be separately transferable;

(i)	whether such Warrants will be subject to redemption or call, and if so, the terms of such redemption or call provisions;

(j)	any minimum or maximum amount of Warrants that may be exercised at any one time;

(k)	whether the Warrants will be issued in fully registered or global form;

(l)	whether such Warrants will be listed on any securities exchange;

(m)	the currency or currency unit in which the exercise price is denominated;

(n)	any rights, privileges, restrictions and conditions attaching to the Warrants;

(o)	the material income tax consequences of owning, holding and disposing of the Warrant; and

(p)	any other specific terms.

Warrant certificates, if issued in registered form, will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities subject to the Warrants.

Modifications

We may amend any Warrant agreement and the Warrants without the consent of the holders of the Warrants in certain circumstances including to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants. A more detailed description of the amendment provisions will be included in the applicable Prospectus Supplement.

Enforceability

The Warrant agent will act solely as our agent. The Warrant agent will not have any duty or responsibility if we default under the Warrant agreements or the Warrant certificates, if applicable. A Warrant holder may, without the consent of the Warrant agent, enforce, by appropriate legal action on its own behalf, the holder’s right to exercise the holder’s Warrants.

Units

The following sets forth certain general terms and provisions of the Units. We may issue Units comprised of only one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The Unit agreement under which a Unit is issued, if applicable, may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

Terms of the Units

Any Prospectus Supplement for Units supplementing this Prospectus will contain the terms and other information with respect to the Units being offered thereby, including:

(a)	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

(b)	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

(c)	how, for income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities;

(d)	the currency or currency units in which the Units may be purchased and the underlying Securities denominated;

(e)	the securities exchange(s) on which such Units will be listed, if any;

(f)	whether the Units and the underlying Securities will be issued in fully registered or global form; and

(g)	any other specific terms of the Units and the underlying Securities.

The preceding description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

Modifications

We may amend the Unit agreement, if applicable, and the Units, without the consent of the holders of the Units, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Units. Other amendment provisions will be as indicated in the applicable Prospectus Supplement.

OTHER MATTERS RELATING TO THE SECURITIES

General

The Securities may be issued in fully registered certificated form or in book-entry only form.

Certificated Form

Securities issued in certificated form will be registered in the name of the purchaser or its nominee on the registers maintained by our transfer agent and registrar or the applicable trustee.

DRS Statements

Securities issued in direct registration system statement (“DRS Statement”) form will be registered in the name of the purchaser or its nominee on the registers maintained by our transfer agent and registrar or the applicable trustee.

Book-Entry Only Form

Securities issued in “book-entry only” form must be purchased, transferred or redeemed through participants in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named in the Prospectus Supplement will be a participant of the depository. On the closing of a book-entry only offering, we will cause a global certificate or certificates or an electronic deposit representing the aggregate number of Securities subscribed for under such offering to be delivered to or deposited with, and registered in the name of, the depository or its nominee. Except as described below, no purchaser of Securities will be entitled to a certificate or other instrument from us or the depository evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser. Each purchaser of Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the Securities. Reference in this Prospectus to a holder of Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.

If we determine, or the depository notifies us in writing, that the depository is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and we are unable to locate a qualified successor, or if we at our option elect, or are required by law, to terminate the book-entry system, then the Securities will be issued in certificated form to holders or their nominees.

Transfer, Conversion or Redemption of Securities

Certificated Form

Transfer of ownership, conversion or redemptions of Securities held in certificated form will be effected by the registered holder of the Securities in accordance with the requirements of our transfer agent and registrar and the terms of the agreement, indenture or certificates representing such Securities, as applicable.

DRS Statement

Transfer of ownership, conversion or redemptions of Securities held in DRS Statement form will be effected by the registered holder of the Securities in accordance with the requirements of our transfer agent and registrar and the terms of the agreement, indenture or DRS Statements representing such Securities, as applicable.

Book-Entry Only Form

Transfer of ownership, conversion or redemptions of Securities held in book-entry only form will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants. The ability of a holder to pledge a Security or otherwise take action with respect to such holder’s interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.

Payments and Notices

Certificated Form

Any payment of principal, a redemption amount, a dividend or interest (as applicable) on a Security will be made by us, and any notices in respect of a Security will be given by us, directly to the registered holder of such Security, unless the applicable agreement, indenture or certificate in respect of such Security provides otherwise.

DRS Statement

Any payment of principal, a redemption amount, a dividend or interest (as applicable) on a Security will be made by us, and any notices in respect of a Security will be given by us, directly to the registered holder of such Security, unless the applicable agreement, indenture or certificate in respect of such Security provides otherwise.

Book-Entry Only Form

Any payment of principal, a redemption amount, a dividend or interest (as applicable) on a Security will be made by us to the depository or its nominee, as the case may be, as the registered holder of the Security and we understand that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.

As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, our responsibility and liability in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption, dividend or interest (as applicable) due on the Securities to the depository or its nominee. Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities.

We understand that under existing industry practices, if we request any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by us, any trustee and the depository. Accordingly, any holder that is not a participant must rely on the contractual arrangement it has directly or indirectly through its financial intermediary with its participant to give such notice or take such action.

We, the underwriters, dealers or agents and any trustee identified in a Prospectus Supplement relating to an offering of Securities in book-entry only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interests of the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership; or (iii) any advice or representation made by or with respect to the depository and contained in the Prospectus Supplement or in any indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.

PLAN OF DISTRIBUTION

The Corporation may sell Securities offered by this Prospectus for cash or other consideration: (i) to or through underwriters, dealers, placement agents or other intermediaries; (ii) directly to one or more purchasers; or (iii) in connection with acquisitions of assets or shares of another entity or company. The Prospectus Supplement relating to an offering of Securities will indicate the jurisdiction or jurisdictions in which such offering is being made to the public and will identify the person(s) offering the Securities. Each Prospectus Supplement will set out the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the Securities (or the manner of determination thereof if offered on a non-fixed price basis), and the proceeds to us from the sale of the Securities. Only underwriters, dealers or agents so named in the Prospectus Supplement are deemed to be underwriters, dealers or agents, as the case may be, in connection with the Securities offered thereby.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including, in the case of Equity Securities, sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX or other existing trading markets for such Equity Securities, and as set forth in an accompanying Prospectus Supplement. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters, dealers or agents will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters, dealers or agents to the Corporation.

Underwriters, dealers or agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange.

In connection with any offering of the Securities, subject to applicable laws and other than an “at-the-market distribution”, the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time.

No underwriter of the “at-the-market distribution” of Equity Securities, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Equity Securities or Equity Securities of the same class as the Equity Securities distributed under the this Prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the Equity Securities.

If underwriters or dealers purchase Securities as principals, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters or dealers to purchase those Securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

The Securities may also be sold directly by us in accordance with applicable securities laws at prices and upon terms agreed to by the purchaser and us, or through agents designated by us, from time to time. Any agent involved in the offering and sale of Securities pursuant to a particular Prospectus Supplement will be named, and any commission payable by us to that agent will be set forth in such Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from us in the form of commissions, concessions and discounts. Any such commissions may be paid out of our general funds or the proceeds of the sale of Securities. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Each issue by the Corporation of Debt Securities, Preferred Shares, Subscription Receipts, Warrants and Units will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to an offering of Debt Securities, Preferred Shares, Subscription Receipts, Warrants and Units, such Securities will not be listed on any securities or stock exchange. Any underwriters, dealers or agents to or through whom such Securities are sold may make a market in such Securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that a trading market in any such Securities will develop or as to the liquidity of any trading market for such Securities.

In connection with any offering of Securities, the applicable Prospectus Supplement will set forth any intention by the underwriters, dealers or agents to offer, allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to investors of acquiring, owning and disposing of any of our Securities offered thereunder. The applicable Prospectus Supplement may, but will not be required to, also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our Securities offered thereunder. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PRIOR SALES

Information in respect of prior sales of the Common Shares or other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of Common Shares or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

Trading price and volume of the Corporation’s securities will be provided as required for all of our listed securities, as applicable, in each Prospectus Supplement to this Prospectus.

RISK FACTORS

The Securities are subject to certain risks. When evaluating the Corporation and its business, potential holders of the Securities should consider carefully the information set out in this Prospectus and the risks described below and in the documents incorporated by reference in this Prospectus, including those risks identified and discussed under the heading “Risk Factors” in the AIF, which are incorporated by reference herein. The risks described below and in the AIF are not the only ones facing the Corporation. Additional risks not currently known to the Corporation, or that the Corporation currently deems immaterial, may also impair the Corporation’s operations. There is no assurance that risk management steps taken will avoid future loss due to the occurrence of the risks described below or other unforeseen risks. If any of the risks described below or in the AIF actually occur, the Corporation’s business, financial condition and operating results could be adversely affected. Investors should carefully consider the risks below and in the AIF and the other information elsewhere in this Prospectus and consult with their professional advisors to assess any investment in the Corporation. Additional risks and uncertainties not presently known to the Corporation or that the Corporation currently deems immaterial may also impair the Corporation’s business operations.

A positive return on Securities is not guaranteed.

There is no guarantee that the Securities will earn any positive return in the short term or long term. A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

The Corporation has broad discretion to use the net proceeds from an offering.

The Corporation intends to use the net proceeds raised under this Prospectus to achieve its stated business objectives as set forth under “Use of Proceeds” in this Prospectus and any applicable Prospectus Supplement. The Corporation maintains broad discretion to spend the proceeds in ways that it deems most efficient as well as the timing of expenditures. As a result, investors will be relying on the judgment of management as to the application of the remaining proceeds of an offering. Management may use the remaining proceeds of an offering in ways that an investor may not consider desirable. The results and effectiveness of the application of the remaining proceeds are uncertain. The application of the proceeds to various items may not necessarily enhance the value of the Common Shares. The failure to apply the net proceeds as set forth under “Use of Proceeds” in this Prospectus and any applicable Prospectus Supplement, or the failure of the Corporation to achieve its stated business objectives set forth in such section, could adversely affect the Corporation’s business, financial condition and / or operating results and, consequently, could adversely affect the price of the Common Shares on the open market.

There is no assurance of a sufficient liquid trading market for the Corporation’s Common Shares in the future.

Shareholders of the Corporation may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Corporation’s Common Shares on the trading market, and that the Corporation will continue to meet the listing requirements of the TSX or the OTCQX, or achieve listing on any other public listing exchange.

There is currently no market through which the Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units may be sold.

There is currently no market through which our securities, other than our Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, our Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units purchased under this Prospectus. This may affect the pricing of our Securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for our Securities, other than our Common Shares, will develop or, if developed, that any such market, including for our Common Shares, will be sustained.

The market price for the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Corporation’s control.

The factors which may contribute to market price fluctuations of the Common Shares include the following:

•	actual or anticipated fluctuations in the Corporation’s quarterly results of operations;

•	recommendations by securities research analysts;

•	changes in the economic performance or market valuations of companies in the industry in which the Corporation operates;

•	addition or departure of the Corporation’s executive officers and other key personnel;

•	release or expiration of transfer restrictions on outstanding Common Shares;

•	sales or perceived sales of additional Common Shares;

•	operating and financial performance that vary from the expectations of management, securities analysts and investors;

•	regulatory changes affecting the Corporation’s industry generally and its business and operations;

•	announcements of developments and other material events by the Corporation or its competitors;

•	fluctuations to the costs of vital production materials and services;

•	changes in global financial markets and global economies and general market conditions, such as interest rates and price volatility;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Corporation or its competitors;

•	operating and share price performance of other companies that investors deem comparable to the Corporation or from a lack of market comparable companies; and

•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Corporation’s industry or target markets.

Debt Securities may be unsecured and rank equally in right of payment with all of our other future unsecured debt.

The Debt Securities may be unsecured and rank equally in right of payment with all of our other existing and future unsecured debt. The Debt Securities may be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

In addition, the collateral, if any, and all proceeds therefrom, securing any Debt Securities may be subject to higher priority liens in favor of other lenders and other secured parties which may mean that, at any time that any obligations that are secured by higher ranking liens remain outstanding, actions that may be taken in respect of the collateral (including the ability to commence enforcement proceedings against the collateral and to control the conduct of such proceedings) may be at the direction of the holders of such indebtedness.

Debt Securities may be subordinate to existing or future indebtedness.

The Debt Securities may be subordinate to existing or future indebtedness of the Corporation. After issuing Debt Securities, the Corporation may incur additional debt or liabilities (including senior indebtedness). If Debt Securities are subordinate to existing or future senior indebtedness of the Corporation, the principal and interest of such Debt Securities may only be payable if no event of default exists under the Corporation’s senior indebtedness immediately before or after such payment is due and all other terms of such senior indebtedness have been complied with.

There are restrictions on our ability to issue Debt Securities.

The Credit Facility restricts the Corporation’s ability to issue, redeem or repurchase Debt Securities. The Credit Facility expires on November 28, 2023, following when the Corporation may enter into a new credit facility with one or more lenders. The terms of any new credit facility may contain additional restrictions on the Corporation’s ability to issue, redeem or repurchase outstanding Debt Securities. The nature and extent of such restrictions is not currently known to the Corporation and cannot be predicted.

The Corporation cannot guarantee that it will be able to procure sufficient capital.

Should the Corporation’s costs and expenses prove to be greater than currently anticipated, or should the Corporation change its current business plan in a manner that will increase or accelerate its anticipated costs and expenses, the depletion of its working capital would be accelerated. To the extent it becomes necessary to raise additional cash in the future as its current cash and working capital resources are depleted, the Corporation will seek to raise it through the public or private sale of assets, debt or equity securities, the procurement of advances on contracts, debt financing or short-term loans, or a combination of the foregoing. The Corporation may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. The Corporation cannot guarantee that it will be able to secure the additional cash or working capital it may require to continue our operations. Failure by the Corporation to obtain additional cash or working capital on a timely basis and in sufficient amounts to fund its operations or to make other satisfactory arrangements may cause the Corporation to delay or indefinitely postpone certain of its activities, including potential acquisitions, or to reduce or delay capital expenditures, sell material assets, seek additional capital (if available) or seek compromise arrangements with its creditors. The foregoing could materially and adversely impact the business, operations, financial condition and results of operations of the Corporation.

The Corporation may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses to the Corporation.

In order to maintain its current status as a foreign private issuer, a majority of the Corporation’s Common Shares must be either directly or indirectly owned of record by non-residents of the United States unless the Corporation also satisfies one of the additional requirements necessary to preserve this status. The Corporation may in the future lose its foreign private issuer status if a majority of the Common Shares are owned of record in the United States and the Corporation fails to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to the Corporation under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs the Corporation incurs as a Canadian foreign private issuer eligible to use MJDS. If the Corporation is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer.

INTERESTS OF EXPERTS

Certain legal matters related the securities offered under this Prospectus will be passed upon on our behalf by McMillan LLP, with respect to matters of Canadian law. The partners and associates of McMillan LLP as a group beneficially own, directly or indirectly, less than one percent of the outstanding securities of the Corporation.

The Corporation’s auditor is KPMG LLP and is located at Vaughan Metropolitan Centre, 100 New Park Place, Suite 1400, Vaughan, Ontario L4K 0J3. Such auditor is independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations. KPMG LLP is an Independent Registered Accounting Firm in accordance with the securities acts administered by the SEC and the applicable rules and regulations thereunder and the requirements of the Public Company Accounting Oversight Board (United States).

The Corporation’s former auditor is MNP LLP and is located at 111 Richmond Street West, Suite 300, Toronto, Ontario, M5H 2G4. MNP LLP has confirmed that it was, with respect to the Corporation, throughout the period of its engagement, independent in accordance with the Code of Professional conduct of the Chartered Professional Accountants of Ontario. On July 7, 2020, KPMG LLP replaced MNP LLP as the auditor of the Corporation.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Corporation is governed by the laws of Ontario and its principal place of business is outside the United States. The majority of the directors and officers of the Corporation and the experts named under “Interests of Experts” herein are resident outside of the United States and a substantial portion of the Corporation’s assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Corporation, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Corporation or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws.

The Corporation filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed C T Corporation System, with an address at 1015 15th Street N.W., Suite 1000, Washington, D.C., 20005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court arising out of or related to or concerning the offering of Securities under the Registration Statement.

STATUTORY RIGHT OF RESCISSION

Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser’s statutory rights. Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. However, purchasers of Equity Securities distributed under an at-the-market distribution by the Corporation do not have the right to withdraw from an agreement to purchase the Equity Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to the Equity Securities purchased by such purchaser because the Prospectus, Prospectus Supplement, and any amendment relating to the Equity Securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102.

Securities legislation in some provinces and territories of Canada further provides purchasers with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the Prospectus, Prospectus Supplement, and any amendment relating to Securities purchased by a purchaser contains a misrepresentation. Those remedies must be exercised by the purchaser within the time limit prescribed by securities legislation. Any remedies under securities legislation that a purchaser of Equity Securities distributed under an at-the-market distribution by the Corporation may have against the Corporation or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the Prospectus, Prospectus Supplement, and any amendment relating to Equity Securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the Prospectus referred to above.

A purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

Original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Corporation (unless the Securities are reasonably regarded by the Corporation as incidental to the applicable offering as a whole) will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will be further described in any applicable Prospectus Supplement, but will, in general, entitle such original purchasers to receive, upon surrender of the underlying securities, the amount paid for the applicable convertible, exchangeable or exercisable Securities (and any additional amount paid upon conversion, exchange or exercise) in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement.

In an offering of Securities which are convertible, exchangeable or exercisable for other securities of the Corporation, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in this Prospectus, the relevant Prospectus Supplement or an amendment thereto is limited, in certain provincial and territorial securities legislation, to the price at which the Securities which are convertible, exchangeable or exercisable for other securities of the Corporation are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of this right of action for damages, or consult with a legal adviser.

Purchaser’s rights and remedies under applicable securities legislation against the dealer underwriting or acting as an agent for the Corporation in an at-the-market distribution will not be affected by that dealer’s decision to effect the distribution directly or through a selling agent.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which such individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify such individual unless such individual had reasonable grounds for believing that such individual’s conduct was lawful.

Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the condition in (i) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The by-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if: (i) he acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Registrant shall also indemnify the person referred to above in such other circumstances as the Business Corporations Act (Ontario) permits or requires.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit Number	Description
4.1*	Annual Information Form of the Registrant in respect of the year ended December 31, 2020, dated April 30, 2021.

4.2*	Audited consolidated financial statements of the Registrant as at and for the years ended December 31, 2020 and 2019 together with the notes thereto and the report of independent auditors thereon.

4.3*	Management’s discussion and analysis of the Registrant for the year ended December 31, 2020.

4.4*	Management information circular of the Registrant dated March 23, 2021 distributed in connection with the annual and special meeting of shareholders of the Registrant held on April 29, 2021.

4.5*	Interim consolidated financial statements of the Registrant as at and for the three months ended March 31, 2021 and 2020 together with the notes thereto and the report of independent auditors thereon.

4.6*	Management’s discussion and analysis of the Registrant for the three months ended March 31, 2021.

5.1*	Consent of KPMG LLP.

5.2*	Consent of MNP LLP.

6.1*	Powers of Attorney (included on the signature page of this Registration Statement).

7.1*	Form of Indenture

*	Filed herewith.

**	To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

(a)  At the time of filing this Form F-10, the Registrant shall file with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)  Any change to the name or address of the agent for service of the Registrant or the trustee shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Canada on the 2nd day of June, 2021.

VIQ SOLUTIONS INC.

By:	/s/ Sebastien Paré
Name:	Sebastien Paré
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sebastien Paré and Alexie Edwards, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sebastien Paré	Chief Executive Officer and Director	June 2, 2021
Sebastien Paré	(principal executive officer)

/s/ Alexie Edwards	Chief Financial Officer	June 2, 2021
Alexie Edwards	(principal financial and accounting officer)

/s/ Larry Taylor	Director, Chair	June 2, 2021
Larry Taylor

/s/ Harvey Gordon	Director	June 2, 2021
Harvey Gordon

/s/ Mike Kessel	Director	June 2, 2021
Mike Kessel

/s/ Joseph Quarin	Director	June 2, 2021
Joseph Quarin

/s/ Bradley Wells	Director	June 2, 2021
Bradley Wells

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of VIQ Solutions Inc. in the United States, on June 2, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director